Exhibit 2

Unaudited Condensed Consolidated Interim Financial Statements of WPP plc for the six months ended

30 June 2014 and 2013 and the year ended 31 December 2013

WPP plc

Unaudited condensed consolidated interim income statement

for the six months ended 30 June 2014 and 2013 and the year ended 31 December 2013

	Notes	Six months ended 30 June 2014 £m		Six months ended 30 June 2013 £m		Year ended 31 December 2013 £m
Revenue	6	5,468.7		5,326.7		11,019.4
Direct costs		(677.0)		(442.4)		(943.3)
Net sales[1]	6	4,791.7		4,884.3		10,076.1
Operating costs	4	(4,260.6)		(4,370.5)		(8,665.8)
Operating profit		531.1		513.8		1,410.3
Share of results of associates	4	28.7		27.6		68.1
Profit before interest and taxation		559.8		541.4		1,478.4
Finance income	5	43.0		25.0		64.3
Finance costs	5	(133.4)		(138.3)		(267.9)
Revaluation of financial instruments	5	21.7		(1.0)		21.0
Profit before taxation		491.1		427.1		1,295.8
Taxation	7	(94.9)		(111.7)		(283.7)
Profit for the period		396.2		315.4		1,012.1

Attributable to:
Equity holders of the parent		364.8		280.9		936.5
Non-controlling interests		31.4		34.5		75.6
		396.2		315.4		1,012.1
Earnings per share
Basic earnings per ordinary share	9	27.7	p	22.3	p	72.4	p
Diluted earnings per ordinary share	9	27.0	p	21.5	p	69.6	p

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim income statement.

[1]	The Group has previously used the term gross profit to refer to net sales.

WPP plc

Unaudited condensed consolidated interim statement of comprehensive income for the six months ended 30 June 2014 and 2013 and the year ended 31 December 2013

	Six months ended 30 June 2014 £m	Six months ended 30 June 2013 £m	Year ended 31 December 2013 £m
Profit for the period	396.2	315.4	1,012.1
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(315.0)	296.9	(372.6)
Gain on revaluation of available for sale investments	46.1	5.5	72.0
	(268.9)	302.4	(300.6)
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain on defined benefit pension plans	—	—	76.2
Deferred tax on defined benefit pension plans	—	—	(1.2)
	—	—	75.0
Other comprehensive (loss)/income relating to the period	(268.9)	302.4	(225.6)
Total comprehensive income relating to the period	127.3	617.8	786.5

Attributable to:
Equity holders of the parent	104.6	578.9	727.0
Non-controlling interests	22.7	38.9	59.5
	127.3	617.8	786.5

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim statement of comprehensive income.

WPP plc

Unaudited condensed consolidated interim cash flow statement for the six months ended 30 June 2014 and 2013 and the year ended 31 December 2013

	Notes	Six months ended 30 June 2014 £m	Six months ended 30 June 2013 £m	Year ended 31 December 2013 £m
Net cash (outflow)/inflow from operating activities	10	(17.3)	175.2	1,374.2
Investing activities
Acquisitions and disposals	10	(219.7)	(93.8)	(201.4)
Purchase of property, plant and equipment		(80.1)	(128.4)	(240.7)
Purchase of other intangible assets (including capitalised computer software)		(15.3)	(22.2)	(43.8)
Proceeds on disposal of property, plant and equipment		1.1	3.5	7.3
Net cash outflow from investing activities		(314.0)	(240.9)	(478.6)
Financing activities
Share option proceeds		6.8	16.7	42.4
Cash consideration for non-controlling interests	10	(1.8)	(4.7)	(19.6)
Share repurchases and buybacks	10	(390.2)	(133.1)	(197.0)
Net (decrease)/increase in borrowings	10	(33.8)	—	436.8
Financing and share issue costs		(0.2)	(1.2)	(19.1)
Equity dividends paid		—	—	(397.3)
Dividends paid to non-controlling interests in subsidiary undertakings		(21.7)	(24.4)	(53.2)
Net cash outflow from financing activities		(440.9)	(146.7)	(207.0)
Net (decrease)/increase in cash and cash equivalents		(772.2)	(212.4)	688.6
Translation differences		(86.3)	111.7	(164.7)
Cash and cash equivalents at beginning of period		1,883.2	1,359.3	1,359.3
Cash and cash equivalents at end of period	10	1,024.7	1,258.6	1,883.2

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim cash flow statement.

WPP plc

Unaudited condensed consolidated interim balance sheet

as at 30 June 2014 and 2013 and 31 December 2013

	Notes	30 June 2014 £m	30 June 2013 £m	31 December 2013 £m
Non-current assets
Intangible assets:
Goodwill	12	9,465.7	9,938.2	9,472.8
Other	13	1,662.6	1,843.9	1,667.8
Property, plant and equipment		742.7	821.0	773.3
Interests in associates and joint ventures		755.0	886.6	792.8
Other investments		331.2	209.8	270.6
Deferred tax assets		109.7	91.3	119.4
Trade and other receivables	14	132.4	210.9	158.5
		13,199.3	14,001.7	13,255.2

Current assets
Inventory and work in progress		324.9	336.9	304.5
Corporate income tax recoverable		137.9	128.8	136.0
Trade and other receivables	14	9,322.6	9,495.1	9,088.1
Cash and short-term deposits		1,208.0	1,425.3	2,221.6
		10,993.4	11,386.1	11,750.2

Current liabilities
Trade and other payables	15	(10,493.3)	(11,001.0)	(10,710.7)
Corporate income tax payable		(55.7)	(64.4)	(120.1)
Bank overdrafts and loans		(952.5)	(994.2)	(941.4)
		(11,501.5)	(12,059.6)	(11,772.2)
Net current liabilities		(508.1)	(673.5)	(22.0)
Total assets less current liabilities		12,691.2	13,328.2	13,233.2

Non-current liabilities
Bonds and bank loans		(3,212.7)	(3,148.2)	(3,520.6)
Trade and other payables	16	(511.3)	(553.5)	(457.6)
Corporate income tax payable		(389.9)	(402.3)	(362.6)
Deferred tax liabilities		(643.8)	(709.3)	(650.7)
Provisions for post-employment benefits		(238.9)	(354.1)	(247.5)
Provisions for liabilities and charges		(147.5)	(151.0)	(147.7)
		(5,144.1)	(5,318.4)	(5,386.7)
Net assets		7,547.1	8,009.8	7,846.5

Equity
Called-up share capital	17	135.0	133.4	134.9
Share premium account		490.1	399.7	483.4
Shares to be issued		0.4	1.7	0.5
Other reserves		(47.3)	898.7	317.3
Own shares		(535.9)	(215.7)	(253.0)
Retained earnings		7,204.2	6,525.7	6,903.7
Equity share owners’ funds		7,246.5	7,743.5	7,586.8
Non-controlling interests		300.6	266.3	259.7
Total equity		7,547.1	8,009.8	7,846.5

Note

The accompanying notes form an integral part of this unaudited condensed consolidated interim balance sheet.

WPP plc

Unaudited condensed consolidated interim statement of changes in equity for the six months ended 30 June 2014, 31 December 2013, and 30 June 2013

	Called-up share capital £m	Share premium account £m	Shares to be issued £m	Other reserves £m	Own shares £m	Retained earnings £m	Total equity share owners’ funds £m	Non- controlling interests £m	Total £m
Balance at 1 January 2013	126.5	175.9	1.8	(4,513.0)	(166.5)	11,186.3	6,811.0	249.6	7,060.6
Reclassification due to Group reconstruction[1]	—	(176.0)	—	5,133.7	—	(4,957.7)	—	—	—
Ordinary shares issued	0.3	16.4	(0.1)	—	—	0.1	16.7	—	16.7
Shares issued on conversion of bond	6.6	383.4	—	—	—	—	390.0	—	390.0
Reclassification of convertible bond	—	—	—	(38.6)	—	31.0	(7.6)	—	(7.6)
Treasury share additions	—	—	—	—	(17.6)	—	(17.6)	—	(17.6)
Treasury share allocations	—	—	—	—	3.2	(3.2)	—	—	—
Net profit for the period	—	—	—	—	—	280.9	280.9	34.5	315.4
Exchange adjustments on foreign currency net investments	—	—	—	292.5	—	—	292.5	4.4	296.9
Gain on revaluation of available for sale investments	—	—	—	5.5	—	—	5.5	—	5.5
Comprehensive income	—	—	—	298.0	—	280.9	578.9	38.9	617.8
Dividends paid	—	—	—	—	—	—	—	(24.4)	(24.4)
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	50.1	50.1	—	50.1
Tax adjustment on share-based payments	—	—	—	—	—	23.5	23.5	—	23.5
Net movement in own shares held by ESOP Trusts	—	—	—	—	(34.8)	(80.7)	(115.5)	—	(115.5)
Recognition/remeasurement of financial instruments	—	—	—	0.3	—	(2.5)	(2.2)	—	(2.2)
Share purchases—close period commitments	—	—	—	18.3	—	—	18.3	—	18.3
Acquisition of subsidiaries[2]	—	—	—	—	—	(2.1)	(2.1)	2.2	0.1
Balance at 30 June 2013	133.4	399.7	1.7	898.7	(215.7)	6,525.7	7,743.5	266.3	8,009.8
Ordinary shares issued	0.4	25.3	(1.2)	—	—	1.1	25.6	—	25.6
Share issue/cancellation costs	—	(0.4)	—	—	—	—	(0.4)	—	(0.4)
Shares issued on conversion of bond	1.1	58.8	—	—	—	—	59.9	—	59.9
Reclassification of convertible bond	—	—	—	(5.9)	—	5.1	(0.8)	—	(0.8)
Deferred tax on convertible bond	—	—	—	9.7	—	(7.8)	1.9	—	1.9
Treasury share allocations	—	—	—	—	0.1	(0.1)	—	—	—
Net profit for the period	—	—	—	—	—	655.6	655.6	41.1	696.7
Exchange adjustments on foreign currency net investments	—	—	—	(649.0)	—	—	(649.0)	(20.5)	(669.5)
Gain on revaluation of available for sale investments	—	—	—	66.5	—	—	66.5	—	66.5
Actuarial gain on defined benefit pension plans	—	—	—	—	—	76.2	76.2	—	76.2
Deferred tax on defined benefit pension plans	—	—	—	—	—	(1.2)	(1.2)	—	(1.2)
Comprehensive income	—	—	—	(582.5)	—	730.6	148.1	20.6	168.7
Dividends paid	—	—	—	—	—	(397.3)	(397.3)	(28.8)	(426.1)
Non-cash share-based incentive plans (including stock options)	—	—	—	—	—	55.3	55.3	—	55.3
Tax adjustment on share-based payments	—	—	—	—	—	24.4	24.4	—	24.4
Net movement in own shares held by ESOP Trusts	—	—	—	—	(37.4)	(26.5)	(63.9)	—	(63.9)
Recognition/remeasurement of financial instruments	—	—	—	(2.7)	—	2.3	(0.4)	—	(0.4)
Acquisition of subsidiaries[2]	—	—	—	—	—	(9.1)	(9.1)	1.6	(7.5)
Balance at 31 December 2013	134.9	483.4	0.5	317.3	(253.0)	6,903.7	7,586.8	259.7	7,846.5
Ordinary shares issued	0.1	6.7	(0.1)	—	—	0.1	6.8	—	6.8
Treasury share additions	—	—	—	—	(316.2)	—	(316.2)	—	(316.2)
Treasury share allocations	—	—	—	—	0.5	(0.5)	—	—	—
Net profit for the period	—	—	—	—	—	364.8	364.8	31.4	396.2
Exchange adjustments on foreign currency net investments	—	—	—	(306.3)	—	—	(306.3)	(8.7)	(315.0)
Gain on revaluation of available for sale investments	—	—	—	46.1	—	—	46.1	—	46.1
Comprehensive income	—	—	—	(260.2)	—	364.8	104.6	22.7	127.3
Dividends paid	—	—	—	—	—	—	—	(21.7)	(21.7)
Non-cash share-based incentive plans (including share options)	—	—	—	—	—	53.8	53.8	—	53.8
Tax adjustment on share-based payments	—	—	—	—	—	(6.1)	(6.1)	—	(6.1)
Net movement in own shares held by ESOP Trusts	—	—	—	—	32.8	(106.8)	(74.0)	—	(74.0)
Recognition/remeasurement of financial instruments	—	—	—	(28.4)	—	(4.0)	(32.4)	—	(32.4)
Share purchases—close period commitments	—	—	—	(76.0)	—	—	(76.0)	—	(76.0)
Acquisition of subsidiaries[2]	—	—	—	—	—	(0.8)	(0.8)	39.9	39.1
Balance at 30 June 2014	135.0	490.1	0.4	(47.3)	(535.9)	7,204.2	7,246.5	300.6	7,547.1

Note

The accompanying notes form an integral part of the unaudited condensed consolidated interim statement of changes in equity.

1 On 2 January 2013, pursuant to a scheme of arrangement under Article 125 of the Companies (Jersey) Law 1991, a new parent company was introduced. Upon implementation, the Group’s share premium account and merger reserve (included in other reserves) have been transferred to retained earnings.

2 Acquisition of subsidiaries represents movements in retained earnings and non-controlling interests arising from increases in ownership of existing subsidiaries and recognition of non-controlling interests on new acquisitions.

Notes to the unaudited condensed consolidated interim financial statements

1.	Basis of accounting

The unaudited condensed consolidated interim financial statements are prepared under the historical cost convention, except for the revaluation of certain financial instruments as disclosed in our accounting policies.

2.	Accounting policies

The unaudited condensed consolidated interim financial statements comply with the recognition and measurement criteria of International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), IAS 34 Interim Financial Reporting and with the accounting policies of the Group which were set out on pages F-2 to F-8 of the 2013 Annual Report on Form 20-F. No changes have been made to the Group’s accounting policies in the period ended 30 June 2014.

The announcement of the interim results was approved by the board of directors on 26 August 2014.

3.	Currency conversion

The reporting currency of the Group is pound sterling and the unaudited condensed consolidated interim financial statements have been prepared on this basis.

The 2014 unaudited condensed consolidated interim income statement is prepared using, among other currencies, average exchange rates of US$1.6689 to the pound (period ended 30 June 2013: US$1.5441; year ended 31 December 2013: US$1.5646) and €1.2176 to the pound (period ended 30 June 2013: €1.1753; year ended 31 December 2013: €1.1776). The unaudited condensed consolidated balance sheet as at 30 June 2014 has been prepared using the exchange rates on that day of US$1.7102 to the pound (30 June 2013: US$1.5185; 31 December 2013: US$1.6566) and €1.2494 to the pound (30 June 2013: €1.1675; 31 December 2013: €1.2014).

4.	Operating costs and share of results of associates

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Staff costs	3,192.2	3,246.4	6,477.1
Establishment costs	351.3	368.6	727.4
Other operating costs	717.1	755.5	1,461.3
Total operating costs	4,260.6	4,370.5	8,665.8

Staff costs include:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Wages and salaries	2,198.5	2,239.7	4,481.4
Cash-based incentive plans	59.2	77.8	222.2
Share-based incentive plans	53.8	50.1	105.4
Social security costs	296.8	302.5	577.3
Pension costs	76.2	76.7	151.3
Severance	27.5	18.1	26.9
Other staff costs	480.2	481.5	912.6
	3,192.2	3,246.4	6,477.1
Staff cost to net sales ratio	66.6%	66.5%	64.3%

Notes to the unaudited condensed consolidated interim financial statements (continued)

4.	Operating costs and share of results of associates (continued)

Other operating costs include:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Amortisation and impairment of acquired intangible assets	74.0	94.2	179.8
Goodwill impairment	—	—	23.3
Gains on disposal of investments	(17.1)	(0.3)	(6.0)
Gains on re-measurement of equity interest on acquisition of controlling interest	(5.9)	—	(30.0)
Investment write-downs	—	—	0.4
Restructuring costs	9.1	—	5.0

In 2014, the Group incurred restructuring costs of £9.1 million (period ended 30 June 2013: nil; year ended 31 December 2013: £5.0 million) as a result of the continuing rationalisation of its IT infrastructure, a project initiated in 2012.

Share of results of associates include:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Share of profit before interest and taxation	44.7	44.1	111.0
Share of exceptional losses	(2.1)	(1.7)	(10.7)
Share of interest and non-controlling interests	(0.8)	(2.2)	(4.6)
Share of taxation	(13.1)	(12.6)	(27.6)
	28.7	27.6	68.1

5.	Finance income, finance costs and revaluation of financial instruments

Finance income includes:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Income from available for sale investments	11.3	—	10.1
Interest income	31.7	25.0	54.2
	43.0	25.0	64.3

Finance costs include:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year Ended 31 December 2013
	£m	£m	£m
Net interest expense on pension plans	4.0	5.4	11.4
Interest on other long-term employee benefits	0.9	0.8	1.7
Interest payable and similar charges	128.5	132.1	254.8
	133.4	138.3	267.9

Notes to the unaudited condensed consolidated interim financial statements (continued)

5.	Finance income, finance costs and revaluation of financial instruments (continued)

Revaluation of financial instruments include:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Movements in fair value of treasury instruments	19.7	(0.8)	6.3
Revaluation of put options over non-controlling interests	0.1	(7.4)	(1.1)
Revaluation of payments due to vendors (earnout agreements)	1.9	7.2	15.8
	21.7	(1.0)	21.0

Notes to the unaudited condensed consolidated interim financial statements (continued)

6.	Segmental analysis

Reported contributions by operating sector were as follows:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m

Revenue
Advertising and Media Investment Management	2,390.6	2,192.4	4,578.8
Data Investment Management	1,176.8	1,238.3	2,549.7
Public Relations & Public Affairs	435.4	457.8	920.7
Branding & Identity, Healthcare and Specialist Communications	1,465.9	1,438.2	2,970.2
	5,468.7	5,326.7	11,019.4

Net sales
Advertising and Media Investment Management	2,117.9	2,144.5	4,463.6
Data Investment Management	842.5	899.3	1,843.7
Public Relations & Public Affairs	430.3	450.7	907.5
Branding & Identity, Healthcare and Specialist Communications	1,401.0	1,389.8	2,861.3
	4,791.7	4,884.3	10,076.1

Headline PBIT[1]
Advertising and Media Investment Management	312.0	315.1	824.4
Data Investment Management	88.1	93.3	263.8
Public Relations & Public Affairs	64.7	59.4	133.8
Branding & Identity, Healthcare and Specialist Communications	157.2	169.2	439.6
	622.0	637.0	1,661.6

Net sales margin[2]	%	%	%
Advertising and Media Investment Management	14.7	14.7	18.5
Data Investment Management	10.5	10.4	14.3
Public Relations & Public Affairs	15.0	13.2	14.7
Branding & Identity, Healthcare and Specialist Communications	11.2	12.2	15.4
	13.0	13.0	16.5

Total assets
Advertising and Media Investment Management	11,915.8	12,381.4	11,787.6
Data Investment Management	3,337.0	3,453.9	3,330.2
Public Relations & Public Affairs	1,654.9	1,855.4	1,693.7
Branding & Identity, Healthcare and Specialist Communications	5,829.4	6,051.7	5,716.9
Segment assets	22,737.1	23,742.4	22,528.4
Unallocated corporate assets[3]	1,455.6	1,645.4	2,477.0
	24,192.7	25,387.8	25,005.4

[1]	A reconciliation from reported PBIT (profit before interest and taxation) to headline PBIT is provided in note 19.
[2]	Net sales margin is calculated as headline PBIT as a percentage of net sales.
[3]	Unallocated corporate assets are corporate income tax recoverable, deferred tax assets and cash and short term deposits.

Notes to the unaudited condensed consolidated interim financial statements (continued)

6.	Segmental analysis (continued)

Reported contributions by geographical area were as follows:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m

Revenue
North America[1]	1,878.1	1,839.6	3,744.7
United Kingdom	783.6	668.7	1,414.0
Western Continental Europe	1,243.9	1,258.1	2,592.6
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	1,563.1	1,560.3	3,268.1
	5,468.7	5,326.7	11,019.4

Net sales
North America[1]	1,677.7	1,742.6	3,547.0
United Kingdom	665.2	613.4	1,303.9
Western Continental Europe	1,052.4	1,088.8	2,217.8
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	1,396.4	1,439.5	3,007.4
	4,791.7	4,884.3	10,076.1

Headline PBIT[2]
North America[1]	250.5	254.6	616.5
United Kingdom	90.9	85.0	204.7
Western Continental Europe	97.8	99.8	272.0
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	182.8	197.6	568.4
	622.0	637.0	1,661.6

Net sales margin[3]	%	%	%
North America[1]	14.9	14.6	17.4
United Kingdom	13.7	13.9	15.7
Western Continental Europe	9.3	9.2	12.3
Asia Pacific, Latin America, Africa & Middle East and Central & Eastern Europe	13.1	13.7	18.9
	13.0	13.0	16.5

[1]

North America includes the US with revenue of £1,766.9 million (period ended 30 June 2013: £1,716.3 million; year ended 31 December 2013: £3,498.1 million), net sales of £1,573.1 million (period ended 30 June 2013: £1,624.7 million; year ended 31 December 2013: £3,310.8 million) and headline PBIT of £237.5 million (period ended 30 June 2013: £239.0 million; year ended 31 December 2013: £582.6 million).

[2]	A reconciliation from reported PBIT to headline PBIT is provided in note 19.
[3]	Net sales margin is calculated as headline PBIT as a percentage of net sales.

Notes to the unaudited condensed consolidated interim financial statements (continued)

7.	Taxation

The tax rate on reported PBT (profit before tax) was 19.3% (30 June 2013: 26.2%; 31 December 2013: 21.9%).

The tax charge comprises:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Corporation tax
Current year	98.5	118.6	359.1
Prior years	5.5	(5.1)	(48.1)
	104.0	113.5	311.0
Deferred tax
Current year	2.2	0.6	(9.0)
Net credit in relation to the amortisation of acquired intangible assets and other goodwill items	(11.3)	(2.4)	(10.6)
	(9.1)	(1.8)	(19.6)
Prior years	—	—	(7.7)
	(9.1)	(1.8)	(27.3)
Tax charge	94.9	111.7	283.7

8.	Ordinary dividends

The Board has recommended an interim dividend of 11.62p (2013: 10.56p) per ordinary share. This is expected to be paid on 10 November 2014 to share owners on the register at 10 October 2014.

The Board recommended a final dividend of 23.65p per ordinary share in respect of 2013. This was paid on 7 July 2014.

9.	Earnings per share

Basic EPS

The calculation of basic EPS is as follows:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
Earnings[1] (£m)	364.8	280.9	936.5
Average shares used in basic EPS calculation (million)	1,318.7	1,260.5	1,293.8
EPS	27.7p	22.3p	72.4p

[1]	Earnings is equivalent to profit for the period attributable to equity holders of the parent.

Notes to the unaudited condensed consolidated interim financial statements (continued)

9.	Earnings per share (continued)

Diluted EPS

The calculation of diluted EPS is as follows:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
Diluted earnings (£m)	364.8	291.5	947.1
Shares used in diluted EPS calculation (million)	1,349.2	1,355.9	1,360.3
Diluted EPS	27.0p	21.5p	69.6p

Diluted EPS has been calculated based on the earnings amounts above. On 19 May 2009 the Group issued £450 million 5.75% convertible bonds due in 2014. During 2013 these bonds were converted into 76.5 million shares. For the six months ended 30 June 2013 these convertible bonds were dilutive and earnings were consequently increased by £10.6 million (year ended 31 December 2013: £10.6 million) for the purpose of the calculation of diluted earnings.

A reconciliation between the shares used in calculating basic and diluted EPS is as follows:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	m	m	m
Average shares used in basic EPS calculation	1,318.7	1,260.5	1,293.8
Dilutive share options outstanding	5.4	6.2	6.8
Other potentially issuable shares	25.1	28.4	30.8
£450 million 5.75% convertible bonds	—	60.8	28.9
Shares used in diluted EPS calculation	1,349.2	1,355.9	1,360.3

At 30 June 2014 there were 1,349,819,897 ordinary shares in issue.

Notes to the unaudited condensed consolidated interim financial statements (continued)

10.	Analysis of cash flows

The following tables analyse the items included within the main cash flow headings on page 3:

Net cash (outflow)/inflow from operating activities:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Profit for the period	396.2	315.4	1,012.1
Taxation	94.9	111.7	283.7
Revaluation of financial instruments	(21.7)	1.0	(21.0)
Finance costs	133.4	138.3	267.9
Finance income	(43.0)	(25.0)	(64.3)
Share of results of associates	(28.7)	(27.6)	(68.1)
Non-cash share-based incentive plans (including share options)	53.8	50.1	105.4
Depreciation of property, plant and equipment	95.8	100.5	202.0
Goodwill impairment	—	—	23.3
Amortisation and impairment of acquired intangible assets	74.0	94.2	179.8
Amortisation of other intangible assets	15.1	16.0	32.7
Investment write-downs	—	—	0.4
Gains on disposal of investments	(17.1)	(0.3)	(6.0)
Gains on re-measurement of equity interest on acquisition of controlling interest	(5.9)	—	(30.0)
Losses/(gains) on sale of property, plant and equipment	0.2	0.4	(0.4)
Movements in working capital and provisions[1]	(539.6)	(371.8)	(133.4)
Corporation and overseas tax paid	(133.7)	(129.8)	(273.3)
Interest and similar charges paid	(155.2)	(145.4)	(254.7)
Interest received	30.4	24.5	51.3
Investment income	4.4	—	10.1
Dividends received from associates	29.4	23.0	56.7
	(17.3)	175.2	1,374.2

[1]

The Group typically experiences an outflow of working capital in the first half of the financial year and an inflow in the second half. This is primarily due to the seasonal nature of working capital flows associated with its media buying activities on behalf of clients.

Acquisitions and disposals:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Initial cash consideration	(239.7)	(69.1)	(165.1)
Cash and cash equivalents acquired (net)	54.1	5.3	25.0
Earnout payments	(15.3)	(7.1)	(27.7)
Purchase of other investments (including associates)	(53.8)	(22.9)	(45.6)
Proceeds on disposal of investments	35.0	—	12.0
Acquisitions and disposals	(219.7)	(93.8)	(201.4)
Cash consideration for non-controlling interests	(1.8)	(4.7)	(19.6)
Net acquisition payments and investments	(221.5)	(98.5)	(221.0)

Notes to the unaudited condensed consolidated interim financial statements (continued)

10.	Analysis of cash flows (continued)

Share repurchases and buybacks:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Purchase of own shares by ESOP Trusts	(74.0)	(115.5)	(179.4)
Shares purchased into treasury	(316.2)	(17.6)	(17.6)
	(390.2)	(133.1)	(197.0)

Net (decrease)/increase in borrowings:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Increase in drawings on bank loans	201.5	—	—
Repayment of $369 million bonds	(235.3)	—	—
Proceeds from issue of €750 million bonds	—	—	624.8
Proceeds from issue of $500 million bonds	—	—	314.2
Repayment of €600 million bonds	—	—	(502.1)
Repayment of convertible bonds	—	—	(0.1)
	(33.8)	—	436.8

Cash and cash equivalents:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Cash at bank and in hand	1,064.7	1,327.7	2,099.1
Short-term bank deposits	143.3	97.6	122.5
Overdrafts[1]	(183.3)	(166.7)	(338.4)
	1,024.7	1,258.6	1,883.2

[1]	Bank overdrafts are included in cash and cash equivalents because they form an integral part of the Group’s cash management.

11.	Debt financing

The Group estimates that the fair value of corporate bonds is £4,092.3 million at 30 June 2014 (30 June 2013: £4,260.6 million; 31 December 2013: £4,344.9 million). The Group considers that the carrying amount of bank loans approximates their fair value.

Notes to the unaudited condensed consolidated interim financial statements (continued)

11.	Debt financing (continued)

The following table is an analysis of future anticipated cash flows in relation to the Group’s debt, on an undiscounted basis which, therefore, differs from the carrying value:

	30 June 2014	30 June 2013	31 December 2013
	£m	£m	£m
Within one year	(938.1)	(1,027.3)	(807.8)
Between one and two years	(750.1)	(987.7)	(575.3)
Between two and three years	(711.1)	(765.6)	(757.5)
Between three and four years	(89.4)	(480.2)	(500.0)
Between four and five years	(89.4)	(60.2)	(92.0)
Over five years	(2,832.6)	(1,675.8)	(2,968.3)
Debt financing (including interest) under the Revolving Credit Facility and in relation to unsecured loan notes	(5,410.7)	(4,996.8)	(5,700.9)
Short-term overdrafts – within one year	(183.3)	(166.7)	(338.4)
Future anticipated cash flows	(5,594.0)	(5,163.5)	(6,039.3)
Effect of discounting/financing rates	1,428.8	1,021.1	1,577.3
Debt financing	(4,165.2)	(4,142.4)	(4,462.0)

12.	Goodwill and acquisitions

Goodwill in relation to subsidiary undertakings decreased by £7.1 million (30 June 2013: increased by £481.0 million) in the period. This movement includes both goodwill arising on acquisitions completed in the period and adjustments to goodwill relating to acquisitions completed in prior years, net of the effect of currency translation.

The contribution to revenue and operating profit of acquisitions completed in the period was not material. There were no material acquisitions completed during the period or between 30 June 2014 and the date the interim financial statements were approved.

13.	Other intangible assets

The following are included in other intangibles:

	30 June 2014	30 June 2013	31 December 2013
	£m	£m	£m
Brands with an indefinite useful life	933.4	1,035.3	957.9
Acquired intangibles	635.0	711.3	613.6
Other (including capitalised computer software)	94.2	97.3	96.3
	1,662.6	1,843.9	1,667.8

Notes to the unaudited condensed consolidated interim financial statements (continued)

14.	Trade and other receivables

Amounts falling due within one year:

	30 June 2014	30 June 2013	31 December 2013
	£m	£m	£m
Trade receivables	5,897.9	6,115.4	5,986.5
VAT and sales taxes recoverable	122.1	91.1	82.0
Prepayments	297.1	304.9	251.1
Accrued income	2,482.4	2,433.3	2,282.2
Fair value of derivatives	10.7	58.9	57.9
Other debtors	512.4	491.5	428.4
	9,322.6	9,495.1	9,088.1

Amounts falling due after more than one year:

	30 June 2014	30 June 2013	31 December 2013
	£m	£m	£m
Prepayments	3.6	2.6	3.7
Accrued income	35.2	36.1	20.8
Other debtors	63.9	88.1	78.7
Fair value of derivatives	29.7	84.1	55.3
	132.4	210.9	158.5

The Group considers that the carrying amount of trade and other receivables approximates their fair value.

15.	Trade and other payables: amounts falling due within one year

	30 June 2014	30 June 2013	31 December 2013
	£m	£m	£m
Trade payables	7,003.4	7,306.1	7,150.2
Deferred income	947.8	1,027.3	917.8
Payments due to vendors (earnout agreements)	57.5	48.2	49.7
Liabilities in respect of put option agreements with vendors	74.5	62.3	53.5
Fair value of derivatives	25.4	31.9	41.8
Share purchases – close period commitments	76.0	—	—
Other creditors and accruals	2,308.7	2,525.2	2,497.7
	10,493.3	11,001.0	10,710.7

The Group considers that the carrying amount of trade and other payables approximates their fair value.

16.	Trade and other payables: amounts falling due after more than one year

	30 June 2014	30 June 2013	31 December 2013
	£m	£m	£m
Payments due to vendors (earnout agreements)	203.4	157.4	143.8
Liabilities in respect of put option agreements with vendors	90.9	94.5	85.6
Fair value of derivatives	1.9	103.6	19.9
Other creditors and accruals	215.1	198.0	208.3
	511.3	553.5	457.6

The Group considers that the carrying amount of trade and other payables approximates their fair value.

Notes to the unaudited condensed consolidated interim financial statements (continued)

16.	Trade and other payables: amounts falling due after more than one year (continued)

The following table sets out payments due to vendors, comprising deferred consideration and the directors’ best estimates of future earnout-related obligations:

	30 June 2014	30 June 2013	31 December 2013
	£m	£m	£m
Within one year	57.5	48.2	49.7
Between 1 and 2 years	46.4	34.8	26.1
Between 2 and 3 years	61.1	34.2	44.1
Between 3 and 4 years	45.5	48.8	54.0
Between 4 and 5 years	30.9	32.5	12.9
Over 5 years	19.5	7.1	6.7
	260.9	205.6	193.5

The Group’s approach to payments due to vendors is outlined in note 21.

The following table sets out the movements of deferred and earnout related obligations during the period:

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
At the beginning of the period	193.5	194.0	194.0
Earnouts paid	(15.3)	(7.1)	(27.7)
New acquisitions	61.9	22.9	51.9
Revision of estimates taken to goodwill	28.4	(7.5)	(5.7)
Revaluation of payments due to vendors (note 5)	(1.9)	(7.2)	(15.8)
Exchange adjustments	(5.7)	10.5	(3.2)
At the end of the period	260.9	205.6	193.5

The Group does not consider there to be any material contingent liabilities as at 30 June 2014.

17.	Issued share capital – movement in the period

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
Number of equity ordinary shares	m	m	m
At the beginning of the period	1,348.7	1,265.4	1,265.4
Conversion of bond to equity	—	66.3	76.5
Exercise of share options	1.1	2.6	6.8
At the end of the period	1,349.8	1,334.3	1,348.7

18.	Related party transactions

From time to time the Group enters into transactions with its associate undertakings. These transactions were not material for any of the periods presented.

Notes to the unaudited condensed consolidated interim financial statements (continued)

19.	Reconciliation of profit before interest and taxation to headline PBIT

	Six months ended 30 June 2014	Six months ended 30 June 2013	Year ended 31 December 2013
	£m	£m	£m
Profit before interest and taxation	559.8	541.4	1,478.4
Amortisation and impairment of acquired intangible assets	74.0	94.2	179.8
Goodwill impairment	—	—	23.3
Gains on disposal of investments	(17.1)	(0.3)	(6.0)
Gains on re-measurement of equity interest on acquisition of controlling interest	(5.9)	—	(30.0)
Investment write-downs	—	—	0.4
Restructuring costs	9.1	—	5.0
Share of exceptional losses of associates	2.1	1.7	10.7
Headline PBIT	622.0	637.0	1,661.6
Net sales margin (Headline PBIT as a percentage of net sales)	13.0%	13.0%	16.5%

20.	Going concern and risk management policies

In considering going concern and liquidity risk, the directors have reviewed the Group’s future cash requirements and earnings projections. The directors believe these forecasts have been prepared on a prudent basis and have also considered the impact of a range of potential changes to trading performance. The directors have concluded that the Group should be able to operate within its current facilities and comply with its banking covenants for the foreseeable future and therefore believe it is appropriate to prepare the financial statements of the Group on a going concern basis.

At 30 June 2014, the Group has access to £5.0 billion of committed bank facilities with maturity dates spread over the years 2014 to 2043 as illustrated below:

	Maturity by year
		2014	2015	2016	2017	2018+
	£m	£m	£m	£m	£m	£m
US bond $500m (5.625%’43)	292.4					292.4
US bond $300m (5.125% ’42)	175.4					175.4
Eurobonds €750m (3.0%’23)	600.3					600.3
US bond $500m (3.625% ’22)	292.4					292.4
US bond $812m (4.75% ’21)	475.0					475.0
£ bonds £200m (6.375% ’20)	200.0					200.0
£ bonds £400m (6.0% ’17)	400.0				400.0
Bank revolver ($1,200m and £475m)	1,176.7			1,176.7
Eurobonds €750m (6.625% ’16)	600.3			600.3
Eurobonds €500m (5.25% ’15)	400.2		400.2
US bond $600m (8.0% ’14)	350.8	350.8
TNS private placements $25m	14.6	14.6
Total committed facilities available	4,978.1	365.4	400.2	1,777.0	400.0	2,035.5
Drawn down facilities at 30 June 2014	4,002.9	365.4	400.2	801.8	400.0	2,035.5
Undrawn committed credit facilities	975.2

Given the strong cash generation of the business, its debt maturity profile and available facilities, the directors believe the Group has sufficient liquidity to match its requirements for the foreseeable future.

Notes to the unaudited condensed consolidated interim financial statements (continued)

20.	Going concern and risk management policies (continued)

Treasury management

The Group’s treasury activities are principally concerned with monitoring of working capital, managing external and internal funding requirements and monitoring and managing financial market risks, in particular risks from movements in interest and foreign exchange rates.

The Group’s risk management policies relating to foreign currency risk, interest rate risk, liquidity risk, capital risk and credit risk are presented in the notes to the consolidated financial statements of the 2013 Annual Report on Form 20-F and in the opinion of the Board remain relevant for the remaining six months of the year.

21.	Financial instruments

The fair values of financial assets and liabilities are based on quoted market prices where available. Where the market value is not available, the Group has estimated relevant fair values on the basis of publicly available information from outside sources or on the basis of discounted cash flow models where appropriate.

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into levels 1 to 3 based on the degree to which the fair value is observable:

Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 fair value measurements are those derived from inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices);

Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	Level 1	Level 2	Level 3	Carrying value
	£m	£m	£m	£m
Derivatives in designated hedge relationships
Derivative assets	—	39.8	—	39.8
Derivative liabilities	—	(26.9)	—	(26.9)
Held for trading
Derivative assets	—	0.6	—	0.6
Derivative liabilities	—	(0.4)	—	(0.4)
Payments due to vendors (earnout agreements) (note 16)	—	—	(260.9)	(260.9)
Liabilities in respect of put options	—	—	(165.4)	(165.4)
Available for sale
Other investments	13.5	—	317.7	331.2
30 June 2014	13.5	13.1	(108.6)	(82.0)

Notes to the unaudited condensed consolidated interim financial statements (continued)

21.	Financial instruments (continued)

Reconciliation of level 3 fair value measurements1:

	Liabilities in respect of put options	Other investments	Carrying value
	£m	£m	£m
1 January 2014	(139.1)	247.6	108.5
Gains recognised in the income statement	0.1	—	0.1
Gains recognised in other comprehensive income	—	52.5	52.5
Exchange adjustments	1.4	(7.9)	(6.5)
Additions	(29.2)	35.8	6.6
Disposals	—	(10.3)	(10.3)
Settlements	1.4	—	1.4
30 June 2014	(165.4)	317.7	152.3

[1]	Payments due to vendors (earnout agreements) are reconciled in note 16.

Payments due to vendors and liabilities in respect of put options

Future anticipated payments due to vendors in respect of contingent consideration (earnout agreements) are recorded at fair value, which is the present value of the expected cash outflows of the obligations. Liabilities in respect of put option agreements are initially recorded at the present value of the redemption amount and subsequently measured at fair value. Both types of obligations are dependent on the future financial performance of the entity and it is assumed that future profits are in line with directors’ estimates. The directors derive their estimates from internal business plans together with financial due diligence performed in connection with the acquisition. At 30 June 2014, the weighted average growth rate in estimating future financial performance was 18.7%, which reflects the prevalence of recent acquisitions in the faster growing markets and new media sectors.

A one percentage point increase or decrease in the growth rate in estimated future financial performance would increase or decrease the combined liabilities due to earnout agreements and put options by approximately £9.3 million and £13.6 million, respectively. An increase in the liability would result in a reduction in the revaluation of financial instruments (note 5), while a decrease would result in a further gain.

Other investments

Other investments included in level 1 are based on quoted market prices. Other investments included in level 3 are unlisted securities, where market value is not readily available. The Group has estimated relevant fair values on the basis of publicly available information from outside sources or on the basis of discounted cash flow models where appropriate. The sensitivity to changes in unobservable inputs is specific to each individual investment.

22.	Condensed consolidating financial information

In September 2012, WPP Finance 2010 issued $500 million of 3.625% bonds due September 2022 and $300 million of 5.125% bonds due September 2042, with WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited as subsidiary guarantors.

In November and December 2011, WPP Finance 2010 issued $812 million of 4.75% bonds due November 2021, with WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited as subsidiary guarantors.

In June 2009, WPP Finance (UK) issued $600 million of 8% bonds due September 2014, with WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited and WPP 2005 Limited as subsidiary guarantors.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

On 2 January 2013, under a scheme of arrangement, WPP plc completed a reorganization of its corporate structure (“the reorganization”) and WPP 2012 plc (now known as WPP plc) became the new parent company of the Group. The former WPP plc was renamed WPP 2012 Limited and became a wholly owned subsidiary of WPP plc. The reorganization is a transaction between entities under common control and has been accounted for on a carryover basis in the condensed consolidating financial information. Following the reorganization, the bonds are guaranteed by WPP plc as parent guarantor and WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited (a company formed as part of the reorganization) as subsidiary guarantors.

The issuers and guarantors of the bonds (the issuers and subsidiary guarantors are 100% owned by WPP plc) are each subject to the reporting requirements under section 15(d) of the Securities Exchange Act of 1934. In accordance with SEC Rule 3-10, condensed consolidating financial information containing financial information for WPP Finance (UK), WPP Finance 2010 and the guarantors is presented beginning on page 22. Condensed consolidating financial information is prepared in accordance with IFRS as issued by the IASB, except to the extent that, in the parent company, subsidiary issuers and subsidiary guarantors columns investments in subsidiaries are accounted for under the equity method of accounting. Under the equity method, earnings of subsidiaries are reflected as “share of results of subsidiaries” in the income statement and as “investment in subsidiaries” in the balance sheet, as required by the SEC.

In the event that WPP Finance (UK) and WPP Finance 2010 fail to pay the holders of the securities, thereby requiring WPP plc, WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited or WPP Jubilee Limited to make payment pursuant to the terms of its full and unconditional, and joint and several guarantee of those securities, there is no impediment to WPP plc, WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited or WPP Jubilee Limited in obtaining reimbursement for any such payments from WPP Finance (UK) and WPP Finance 2010.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating income statement information

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	5,468.7	—	5,468.7
Direct costs	—	—	—	—	(677.0)	—	(677.0)
Net sales	—	—	—	—	4,791.7	—	4,791.7
Operating costs	9.0	51.6	—	—	(4,321.2)	—	(4,260.6)
Operating profit	9.0	51.6	—	—	470.5	—	531.1
Share of results of subsidiaries	383.0	345.0	(8.0)	—	—	(720.0)	—
Share of results of associates	—	—	—	—	28.7	—	28.7
Profit/(loss) before interest and taxation	392.0	396.6	(8.0)	—	499.2	(720.0)	559.8
Finance income	1.1	14.7	21.3	22.8	51.3	(68.2)	43.0
Finance costs	(42.0)	(72.7)	(25.6)	(30.8)	(30.5)	68.2	(133.4)
Revaluation of financial instruments	13.7	41.4	—	—	(33.4)	—	21.7
Profit/(loss) before taxation	364.8	380.0	(12.3)	(8.0)	486.6	(720.0)	491.1
Taxation	—	3.0	—	—	(97.9)	—	(94.9)
Profit/(loss) for the period	364.8	383.0	(12.3)	(8.0)	388.7	(720.0)	396.2

Attributable to:
Equity holders of the parent	364.8	383.0	(12.3)	(8.0)	357.3	(720.0)	364.8
Non-controlling interests	—	—	—	—	31.4	—	31.4
	364.8	383.0	(12.3)	(8.0)	388.7	(720.0)	396.2
For the six months ended 30 June 2013, £m
	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	5,326.7	—	5,326.7
Direct costs	—	—	—	—	(442.4)	—	(442.4)
Net sales	—	—	—	—	4,884.3	—	4,884.3
Operating costs	(7.9)	(199.0)	—	—	(4,163.6)	—	(4,370.5)
Operating profit/(loss)	(7.9)	(199.0)	—	—	720.7	—	513.8
Share of results of subsidiaries	350.1	610.3	—	—	—	(960.4)	—
Share of results of associates	—	—	—	—	27.6	—	27.6
Profit before interest and taxation	342.2	411.3	—	—	748.3	(960.4)	541.4
Finance income[2]	7.0	16.2	23.0	24.0	40.7	(85.9)	25.0
Finance costs[2]	(68.6)	(79.4)	(28.2)	(24.0)	(24.0)	85.9	(138.3)
Revaluation of financial instruments	0.3	1.6	—	—	(2.9)	—	(1.0)
Profit/(loss) before taxation	280.9	349.7	(5.2)	—	762.1	(960.4)	427.1
Taxation	—	0.4	—	—	(112.1)	—	(111.7)
Profit/(loss) for the period	280.9	350.1	(5.2)	—	650.0	(960.4)	315.4

Attributable to:
Equity holders of the parent	280.9	350.1	(5.2)	—	615.5	(960.4)	280.9
Non-controlling interests	—	—	—	—	34.5	—	34.5
	280.9	350.1	(5.2)	—	650.0	(960.4)	315.4

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited.

[2]	Figures have been represented to conform to the current year presentation.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating income statement information (continued)

For the year ended 31 December 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	11,019.4	—	11,019.4
Direct costs	—	—	—	—	(943.3)	—	(943.3)
Net sales	—	—	—	—	10,076.1	—	10,076.1
Operating costs	(27.5)	(26.2)	—	—	(8,612.1)	—	(8,665.8)
Operating profit/(loss)	(27.5)	(26.2)	—	—	1,464.0	—	1,410.3
Share of results of subsidiaries	1,058.2	1,203.3	(2.4)	—	—	(2,259.1)	—
Share of results of associates	—	—	—	—	68.1	—	68.1
Profit/(loss) before interest and taxation	1,030.7	1,177.1	(2.4)	—	1,532.1	(2,259.1)	1,478.4
Finance income	13.0	32.4	45.4	47.5	94.3	(168.3)	64.3
Finance costs	(117.2)	(155.8)	(55.6)	(49.9)	(57.7)	168.3	(267.9)
Revaluation of financial instruments	10.0	3.2	—	—	7.8	—	21.0
Profit/(loss) before taxation	936.5	1,056.9	(12.6)	(2.4)	1,576.5	(2,259.1)	1,295.8
Taxation	—	1.3	—	—	(285.0)	—	(283.7)
Profit/(loss) for the year	936.5	1,058.2	(12.6)	(2.4)	1,291.5	(2,259.1)	1,012.1

Attributable to:
Equity holders of the parent	936.5	1,058.2	(12.6)	(2.4)	1,215.9	(2,259.1)	936.5
Non-controlling interests	—	—	—	—	75.6	—	75.6
	936.5	1,058.2	(12.6)	(2.4)	1,291.5	(2,259.1)	1,012.1

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating statement of comprehensive income

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the period	364.8	383.0	(12.3)	(8.0)	388.7	(720.0)	396.2
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(306.3)	(302.0)	5.8	0.4	(288.8)	575.9	(315.0)
Gain on revaluation of available for sale investments	46.1	46.1	—	—	46.1	(92.2)	46.1
	(260.2)	(255.9)	5.8	0.4	(242.7)	483.7	(268.9)
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain on defined benefit pension plans	—	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Other comprehensive (loss)/income relating to the period	(260.2)	(255.9)	5.8	0.4	(242.7)	483.7	(268.9)
Total comprehensive income/(loss) relating to the period	104.6	127.1	(6.5)	(7.6)	146.0	(236.3)	127.3

Attributable to:
Equity holders of the parent	104.6	127.1	(6.5)	(7.6)	123.3	(236.3)	104.6
Non-controlling interests	—	—	—	—	22.7	—	22.7
	104.6	127.1	(6.5)	(7.6)	146.0	(236.3)	127.3

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating statement of comprehensive income (continued)

For the six months ended 30 June 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the period	280.9	350.1	(5.2)	—	650.0	(960.4)	315.4
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	292.5	292.5	(11.5)	(0.3)	303.5	(579.8)	296.9
Gain on revaluation of available for sale investments	5.5	5.5	—	—	5.5	(11.0)	5.5
	298.0	298.0	(11.5)	(0.3)	309.0	(590.8)	302.4
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	—	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Other comprehensive income/(loss) relating to the period	298.0	298.0	(11.5)	(0.3)	309.0	(590.8)	302.4
Total comprehensive income/(loss) relating to the period	578.9	648.1	(16.7)	(0.3)	959.0	(1,551.2)	617.8

Attributable to:
Equity holders of the parent	578.9	648.1	(16.7)	(0.3)	920.1	(1,551.2)	578.9
Non-controlling interests	—	—	—	—	38.9	—	38.9
	578.9	648.1	(16.7)	(0.3)	959.0	(1,551.2)	617.8

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating statement of comprehensive income (continued)

For the year ended 31 December 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the year	936.5	1,058.2	(12.6)	(2.4)	1,291.5	(2,259.1)	1,012.1
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(356.5)	(360.9)	4.0	0.2	(376.6)	717.2	(372.6)
Gain on revaluation of available for sale investments	72.0	72.0	—	—	72.0	(144.0)	72.0
	(284.5)	(288.9)	4.0	0.2	(304.6)	573.2	(300.6)
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain on defined benefit pension plans	76.2	76.2	—	—	76.2	(152.4)	76.2
Deferred tax on defined benefit pension plans	(1.2)	(1.2)	—	—	(1.2)	2.4	(1.2)
	75.0	75.0	—	—	75.0	(150.0)	75.0
Other comprehensive (loss)/income for the year	(209.5)	(213.9)	4.0	0.2	(229.6)	423.2	(225.6)
Total comprehensive income/(loss) for the year	727.0	844.3	(8.6)	(2.2)	1,061.9	(1,835.9)	786.5

Attributable to:
Equity holders of the parent	727.0	844.3	(8.6)	(2.2)	1,002.4	(1,835.9)	727.0
Non-controlling interests	—	—	—	—	59.5	—	59.5
	727.0	844.3	(8.6)	(2.2)	1,061.9	(1,835.9)	786.5

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating cash flow statement information

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Net cash (outflow)/inflow from operating activities	(68.6)	250.2	(6.1)	(18.8)	(174.0)	—	(17.3)
Investing activities
Acquisitions and disposals	—	(0.2)	—	—	(219.5)	—	(219.7)
Purchase of property, plant and equipment	—	(1.0)	—	—	(79.1)	—	(80.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	—	(15.3)	—	(15.3)
Proceeds on disposal of property, plant and equipment	—	—	—	—	1.1	—	1.1
Net cash outflow from investing activities	—	(1.2)	—	—	(312.8)	—	(314.0)
Financing activities
Share option proceeds	6.8	—	—	—	—	—	6.8
Cash consideration for non-controlling interests	—	—	—	—	(1.8)	—	(1.8)
Share repurchases and buybacks	(316.2)	—	—	—	(74.0)	—	(390.2)
Net (decrease)/increase in borrowings	—	(18.3)	(217.0)	—	201.5	—	(33.8)
Financing and share issue costs	—	—	—	(0.2)	—	—	(0.2)
Equity dividends paid	—	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(21.7)	—	(21.7)
Net cash (outflow)/inflow from financing activities	(309.4)	(18.3)	(217.0)	(0.2)	104.0	—	(440.9)
Net (decrease)/increase in cash and cash equivalents	(378.0)	230.7	(223.1)	(19.0)	(382.8)	—	(772.2)
Translation differences	19.3	(3.6)	0.9	(9.1)	(93.8)	—	(86.3)
Cash and cash equivalents at beginning of period	(1,518.8)	(1,587.7)	18.3	286.9	4,684.5	—	1,883.2
Cash and cash equivalents at end of period	(1,877.5)	(1,360.6)	(203.9)	258.8	4,207.9	—	1,024.7

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating cash flow statement information (continued)

For the six months ended 30 June 2013, £m

	WPP plc	Subsidiary Guarantors [1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	—	(229.1)	28.6	(0.7)	376.4	—	175.2
Investing activities
Acquisitions and disposals	—	—	—	—	(93.8)	—	(93.8)
Purchase of property, plant and equipment	—	(1.5)	—	—	(126.9)	—	(128.4)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	—	(22.2)	—	(22.2)
Proceeds on disposal of property, plant and equipment	—	—	—	—	3.5	—	3.5
Net cash outflow from investing activities	—	(1.5)	—	—	(239.4)	—	(240.9)
Financing activities
Share option proceeds	—	16.7	—	—	—	—	16.7
Cash consideration for non-controlling interests	—	—	—	—	(4.7)	—	(4.7)
Share repurchases and buybacks	—	(17.6)	—	—	(115.5)	—	(133.1)
Net increase/(decrease) in borrowings	—	—	—	—	—	—	—
Financing and share issue costs	—	(1.2)	—	—	—	—	(1.2)
Equity dividends paid	—	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(24.4)	—	(24.4)
Net cash outflow from financing activities	—	(2.1)	—	—	(144.6)	—	(146.7)
Net (decrease)/increase in cash and cash equivalents	—	(232.7)	28.6	(0.7)	(7.6)	—	(212.4)
Translation differences	—	22.1	(0.3)	(0.3)	90.2	—	111.7
Cash and cash equivalents at beginning of period	—	(1,862.9)	(3.6)	(5.0)	3,230.8	—	1,359.3
Cash and cash equivalents at end of period	—	(2,073.5)	24.7	(6.0)	3,313.4	—	1,258.6

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating cash flow statement information (continued)

For the year ended 31 December 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	(896.3)	544.5	21.7	1.0	1,703.3	—	1,374.2
Investing activities
Acquisitions and disposals	—	—	—	—	(201.4)	—	(201.4)
Purchase of property, plant and equipment	—	(4.1)	—	—	(236.6)	—	(240.7)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	—	(43.8)	—	(43.8)
Proceeds on disposal of property, plant and equipment	—	—	—	—	7.3	—	7.3
Net cash outflow from investing activities	—	(4.1)	—	—	(474.5)	—	(478.6)
Financing activities
Share option proceeds	17.3	25.1	—	—	—	—	42.4
Cash consideration for non-controlling interests	—	—	—	—	(19.6)	—	(19.6)
Share repurchases and buybacks	—	(17.6)	—	—	(179.4)	—	(197.0)
Net increase/(decrease) in borrowings	(502.2)	—	—	314.2	624.8	—	436.8
Financing and share issue costs	—	(1.2)	—	(10.8)	(7.1)	—	(19.1)
Equity dividends paid	(139.3)	(258.0)	—	—	—	—	(397.3)
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(53.2)	—	(53.2)
Net cash (outflow)/inflow from financing activities	(624.2)	(251.7)	—	303.4	365.5	—	(207.0)
Net increase/(decrease) in cash and cash equivalents	(1,520.5)	288.7	21.7	304.4	1,594.3	—	688.6
Translation differences	1.7	(13.5)	0.2	(12.5)	(140.6)	—	(164.7)
Cash and cash equivalents at beginning of year	—	(1,862.9)	(3.6)	(5.0)	3,230.8	—	1,359.3
Cash and cash equivalents at end of year	(1,518.8)	(1,587.7)	18.3	286.9	4,684.5	—	1,883.2

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating balance sheet information

At 30 June 2014, £m

	WPP plc	Subsidiary guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,465.7	—	9,465.7
Other	—	—	—	—	1,662.6	—	1,662.6
Property, plant and equipment	—	12.3	—	—	730.4	—	742.7
Investment in subsidiaries	8,755.0	14,127.6	—	—	—	(22,882.6)	—
Interests in associates and joint ventures	—	—	—	—	755.0	—	755.0
Other investments	—	—	—	—	331.2	—	331.2
Deferred tax assets	—	—	—	—	109.7	—	109.7
Trade and other receivables	23.0	—	—	—	109.4	—	132.4
Intercompany receivables	—	20.0	—	933.2	1,319.8	(2,273.0)	—
	8,778.0	14,159.9	—	933.2	14,483.8	(25,155.6)	13,199.3
Current assets
Inventory and work in progress	—	—	—	—	324.9	—	324.9
Corporate income tax recoverable	—	—	—	—	137.9	—	137.9
Trade and other receivables	0.4	223.0	0.1	0.1	9,099.0	—	9,322.6
Intercompany receivables	1,603.8	590.2	581.7	19.9	703.3	(3,498.9)	—
Cash and short-term deposits	—	2,168.3	—	258.8	4,391.2	(5,610.3)	1,208.0
	1,604.2	2,981.5	581.8	278.8	14,656.3	(9,109.2)	10,993.4
Current liabilities
Trade and other payables	(91.6)	(28.7)	(8.3)	(10.8)	(10,353.9)	—	(10,493.3)
Intercompany payables	(146.5)	(2,758.4)	(5.2)	—	(588.8)	3,498.9	—
Corporate income tax payable	—	—	—	—	(55.7)	—	(55.7)
Bank overdrafts and loans	(1,877.5)	(3,528.9)	(554.6)	—	(601.8)	5,610.3	(952.5)
	(2,115.6)	(6,316.0)	(568.1)	(10.8)	(11,600.2)	9,109.2	(11,501.5)
Net current (liabilities)/assets	(511.4)	(3,334.5)	13.7	268.0	3,056.1	—	(508.1)
Total assets less current liabilities	8,266.6	10,825.4	13.7	1,201.2	17,539.9	(25,155.6)	12,691.2

Non-current liabilities
Bonds and bank loans	(1,020.1)	—	—	(1,214.5)	(978.1)	—	(3,212.7)
Trade and other payables	—	—	(13.3)	—	(511.3)	13.3	(511.3)
Intercompany payables	—	(2,070.4)	(182.7)	—	(19.9)	2,273.0	—
Corporate income tax payable	—	—	—	—	(389.9)	—	(389.9)
Deferred tax liabilities	—	—	—	—	(643.8)	—	(643.8)
Provisions for post-employment benefits	—	—	—	—	(238.9)	—	(238.9)
Provisions for liabilities and charges	—	—	—	—	(147.5)	—	(147.5)
	(1,020.1)	(2,070.4)	(196.0)	(1,214.5)	(2,929.4)	2,286.3	(5,144.1)
Net assets/(liabilities)	7,246.5	8,755.0	(182.3)	(13.3)	14,610.5	(22,869.3)	7,547.1

Attributable to:
Equity share owners’ funds	7,246.5	8,755.0	(182.3)	(13.3)	14,309.9	(22,869.3)	7,246.5
Non-controlling interests	—	—	—	—	300.6	—	300.6
Total equity	7,246.5	8,755.0	(182.3)	(13.3)	14,610.5	(22,869.3)	7,547.1

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating balance sheet information (continued)

At 30 June 2013, £m

	WPP plc	Subsidiary guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,938.2	—	9,938.2
Other	—	—	—	—	1,843.9	—	1,843.9
Property, plant and equipment	—	12.0	—	—	809.0	—	821.0
Investment in subsidiaries	8,479.2	13,961.0	—	—	—	(22,440.2)	—
Interests in associates and joint ventures	—	—	—	—	886.6	—	886.6
Other investments	—	—	—	—	209.8	—	209.8
Deferred tax assets	—	—	—	—	91.3	—	91.3
Trade and other receivables	49.1	—	—	—	161.8	—	210.9
Intercompany receivable[2]	—	21.4	637.9	1,051.0	1,319.8	(3,030.1)	—
	8,528.3	13,994.4	637.9	1,051.0	15,260.4	(25,470.3)	14,001.7
Current assets
Inventory and work in progress	—	—	—	—	336.9	—	336.9
Corporate income tax recoverable	—	—	—	—	128.8	—	128.8
Trade and other receivables	34.3	123.8	0.5	—	9,336.5	—	9,495.1
Intercompany receivables[2]	1,697.5	1,091.2	10.0	9.9	540.3	(3,348.9)	—
Cash and short-term deposits	—	1,747.9	24.7	—	3,480.1	(3,827.4)	1,425.3
	1,731.8	2,962.9	35.2	9.9	13,822.6	(7,176.3)	11,386.1
Current liabilities
Trade and other payables	(57.5)	(26.3)	(9.8)	(9.8)	(10,897.6)	—	(11,001.0)
Intercompany payables[2]	(789.1)	(1,794.2)	(1.1)	—	(764.5)	3,348.9	—
Corporate income tax payable	—	—	—	—	(64.4)	—	(64.4)
Bank overdrafts and loans	(576.8)	(3,828.5)	(242.9)	(6.0)	(167.4)	3,827.4	(994.2)
	(1,423.4)	(5,649.0)	(253.8)	(15.8)	(11,893.9)	7,176.3	(12,059.6)
Net current (liabilities)/assets	308.4	(2,686.1)	(218.6)	(5.9)	1,928.7	—	(673.5)
Total assets less current liabilities	8,836.7	11,308.3	419.3	1,045.1	17,189.1	(25,470.3)	13,328.2

Non-current liabilities
Bonds and bank loans	(1,072.3)	—	(393.7)	(1,049.0)	(633.2)	—	(3,148.2)
Trade and other payables	(20.9)	(26.1)	(3.9)	—	(506.5)	3.9	(553.5)
Intercompany payables[2]	—	(2,803.0)	(205.7)	—	(21.4)	3,030.1	—
Corporate income tax payable	—	—	—	—	(402.3)	—	(402.3)
Deferred tax liabilities	—	—	—	—	(709.3)	—	(709.3)
Provisions for post-employment benefits	—	—	—	—	(354.1)	—	(354.1)
Provisions for liabilities and charges	—	—	—	—	(151.0)	—	(151.0)
	(1,093.2)	(2,829.1)	(603.3)	(1,049.0)	(2,777.8)	3,034.0	(5,318.4)
Net assets/(liabilities)	7,743.5	8,479.2	(184.0)	(3.9)	14,411.3	(22,436.3)	8,009.8

Attributable to:
Equity share owners’ funds	7,743.5	8,479.2	(184.0)	(3.9)	14,145.0	(22,436.3)	7,743.5
Non-controlling interests	—	—	—	—	266.3	—	266.3
Total equity	7,743.5	8,479.2	(184.0)	(3.9)	14,411.3	(22,436.3)	8,009.8

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited.
[2]	Figures have been represented to conform to the current year presentation.

Notes to the unaudited condensed consolidated interim financial statements (continued)

22.	Condensed consolidating financial information (continued)

Condensed consolidating balance sheet information (continued)

At 31 December 2013, £m

	WPP plc	Subsidiary guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,472.8	—	9,472.8
Other	—	—	—	—	1,667.8	—	1,667.8
Property, plant and equipment	—	13.0	—	—	760.3	—	773.3
Investment in subsidiaries	8,687.6	14,058.6	—	—	—	(22,746.2)	—
Interests in associates and joint ventures	—	—	—	—	792.8	—	792.8
Other investments	—	—	—	—	270.6	—	270.6
Deferred tax assets	—	—	—	—	119.4	—	119.4
Trade and other receivables	32.7	—	—	—	125.8	—	158.5
Intercompany receivables	—	20.8	—	963.5	1,319.8	(2,304.1)	—
	8,720.3	14,092.4	—	963.5	14,529.3	(25,050.3)	13,255.2
Current assets
Inventory and work in progress	—	—	—	—	304.5	—	304.5
Corporate income tax recoverable	—	—	—	—	136.0	—	136.0
Trade and other receivables	8.7	190.7	0.2	0.1	8,888.4	—	9,088.1
Intercompany receivables	1,610.6	581.7	593.8	8.5	331.8	(3,126.4)	—
Cash and short-term deposits	—	1,700.9	18.3	286.9	5,019.6	(4,804.1)	2,221.6
	1,619.3	2,473.3	612.3	295.5	14,680.3	(7,930.5)	11,750.2
Current liabilities
Trade and other payables	(66.4)	(70.5)	(9.0)	(11.3)	(10,553.5)	—	(10,710.7)
Intercompany payables	(119.6)	(2,424.2)	(0.8)	(0.2)	(581.6)	3,126.4	—
Corporate income tax payable	—	—	—	—	(120.1)	—	(120.1)
Bank overdrafts and loans	(1,518.8)	(3,288.6)	(584.0)	—	(354.1)	4,804.1	(941.4)
	(1,704.8)	(5,783.3)	(593.8)	(11.5)	(11,609.3)	7,930.5	(11,772.2)
Net current (liabilities)/assets	(85.5)	(3,310.0)	18.5	284.0	3,071.0	—	(22.0)
Total assets less current liabilities	8,634.8	10,782.4	18.5	1,247.5	17,600.3	(25,050.3)	13,233.2

Non-current liabilities
Bonds and bank loans	(1,048.0)	—	—	(1,253.2)	(1,219.4)	—	(3,520.6)
Trade and other payables	—	—	(5.7)	—	(457.6)	5.7	(457.6)
Intercompany payables	—	(2,094.8)	(188.5)	—	(20.8)	2,304.1	—
Corporate income tax payable	—	—	—	—	(362.6)	—	(362.6)
Deferred tax liabilities	—	—	—	—	(650.7)	—	(650.7)
Provisions for post-employment benefits	—	—	—	—	(247.5)	—	(247.5)
Provisions for liabilities and charges	—	—	—	—	(147.7)	—	(147.7)
	(1,048.0)	(2,094.8)	(194.2)	(1,253.2)	(3,106.3)	2,309.8	(5,386.7)
Net assets/(liabilities)	7,586.8	8,687.6	(175.7)	(5.7)	14,494.0	(22,740.5)	7,846.5

Attributable to:
Equity share owners’ funds	7,586.8	8,687.6	(175.7)	(5.7)	14,234.3	(22,740.5)	7,586.8
Non-controlling interests	—	—	—	—	259.7	—	259.7
Total equity	7,586.8	8,687.6	(175.7)	(5.7)	14,494.0	(22,740.5)	7,846.5

Note

[1]	Includes: WPP Air 1 Limited, WPP 2008 Limited, WPP 2005 Limited, WPP 2012 Limited and WPP Jubilee Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013

As described in note 22, on 2 January 2013, under a scheme of arrangement, WPP plc completed a reorganization of its corporate structure (“the reorganization”) and WPP 2012 plc (now known as WPP plc) became the new parent company of the Group. The former WPP plc was renamed WPP 2012 Limited and became a wholly owned subsidiary of WPP plc.

As part of the reorganization, WPP plc and WPP Jubilee Limited assumed substantially all the assets and liabilities of WPP Air 1 Limited, WPP 2008 Limited and WPP 2012 Limited. Accordingly, the subsidiary guarantor structure for future bonds has been modified with WPP Jubilee Limited and WPP 2005 Limited to act initially as the sole subsidiary guarantors of such future bonds. The intent of the modification is to streamline the guarantor structure as WPP plc and WPP Jubilee Limited have assumed substantially all the assets and liabilities of the predecessor subsidiary guarantors.

In November 2013, WPP Finance 2010 issued $500 million of 5.625% bonds due November 2043, with WPP plc as parent guarantor and WPP Jubilee Limited and WPP 2005 Limited as subsidiary guarantors.

Since the reorganization took place in the year ended 31 December 2013 and there were transactions between group entities, there are differences in the condensed consolidating financial information for the new guarantor structure and the old guarantor structure. Accordingly, separate condensed consolidating financial information for the six months ended 30 June 2014 for the new guarantor structure is presented beginning on page 34.

The issuers and guarantors of the bonds (the issuers and subsidiary guarantors are 100% owned by WPP plc) are each subject to the reporting requirements under section 15(d) of the Securities Exchange Act of 1934. Condensed consolidating financial information containing financial information for WPP Finance 2010 and the guarantors is presented in accordance with SEC Rule 3-10 and is prepared in accordance with IFRS as issued by the IASB, except to the extent that, in the parent company, subsidiary issuers and subsidiary guarantors columns investments in subsidiaries are accounted for under the equity method of accounting. Under the equity method, earnings of subsidiaries are reflected as “share of results of subsidiaries” in the income statement and as “investment in subsidiaries” in the balance sheet, as required by the SEC.

In the event that WPP Finance 2010 fails to pay the holders of the securities, thereby requiring WPP plc, WPP Jubilee Limited and WPP 2005 Limited to make payment pursuant to the terms of its full and unconditional, and joint and several guarantee of those securities, there is no impediment to WPP plc, WPP Jubilee Limited and WPP 2005 Limited in obtaining reimbursement for any such payments from WPP Finance 2010.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013 (continued)

Condensed consolidating income statement information

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	5,468.7	—	5,468.7
Direct costs	—	—	—	—	(677.0)	—	(677.0)
Net sales	—	—	—	—	4,791.7	—	4,791.7
Operating costs	9.0	51.6	—	—	(4,321.2)	—	(4,260.6)
Operating profit	9.0	51.6	—	—	470.5	—	531.1
Share of results of subsidiaries	383.0	345.0	(8.0)	—	—	(720.0)	—
Share of results of associates	—	—	—	—	28.7	—	28.7
Profit/(loss) before interest and taxation	392.0	396.6	(8.0)	—	499.2	(720.0)	559.8
Finance income	1.1	14.7	21.3	22.8	51.3	(68.2)	43.0
Finance costs	(42.0)	(72.7)	(25.6)	(30.8)	(30.5)	68.2	(133.4)
Revaluation of financial instruments	13.7	41.4	—	—	(33.4)	—	21.7
Profit/(loss) before taxation	364.8	380.0	(12.3)	(8.0)	486.6	(720.0)	491.1
Taxation	—	3.0	—	—	(97.9)	—	(94.9)
Profit/(loss) for the period	364.8	383.0	(12.3)	(8.0)	388.7	(720.0)	396.2

Attributable to:
Equity holders of the parent	364.8	383.0	(12.3)	(8.0)	357.3	(720.0)	364.8
Non-controlling interests	—	—	—	—	31.4	—	31.4
	364.8	383.0	(12.3)	(8.0)	388.7	(720.0)	396.2

For the six months ended 30 June 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	5,326.7	—	5,326.7
Direct costs	—	—	—	—	(442.4)	—	(442.4)
Net sales	—	—	—	—	4,884.3	—	4,884.3
Operating costs	(7.9)	(199.0)	—	—	(4,163.6)	—	(4,370.5)
Operating profit/(loss)	(7.9)	(199.0)	—	—	720.7	—	513.8
Share of results of subsidiaries	350.1	610.3	—	—	—	(960.4)	—
Share of results of associates	—	—	—	—	27.6	—	27.6
Profit before interest and taxation	342.2	411.3	—	—	748.3	(960.4)	541.4
Finance income[2]	7.0	16.2	23.0	24.0	40.7	(85.9)	25.0
Finance costs[2]	(68.6)	(79.4)	(28.2)	(24.0)	(24.0)	85.9	(138.3)
Revaluation of financial instruments	0.3	1.6	—	—	(2.9)	—	(1.0)
Profit/(loss) before taxation	280.9	349.7	(5.2)	—	762.1	(960.4)	427.1
Taxation	—	0.4	—	—	(112.1)	—	(111.7)
Profit/(loss) for the period	280.9	350.1	(5.2)	—	650.0	(960.4)	315.4

Attributable to:
Equity holders of the parent	280.9	350.1	(5.2)	—	615.5	(960.4)	280.9
Non-controlling interests	—	—	—	—	34.5	—	34.5
	280.9	350.1	(5.2)	—	650.0	(960.4)	315.4

Note

[1]	Includes: WPP Jubilee Limited and WPP 2005 Limited.
[2]	Figures have been represented to conform to the current year presentation.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013 (continued)

Condensed consolidating income statement information (continued)

For the year ended 31 December 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc

Revenue	—	—	—	—	11,019.4	—	11,019.4
Direct costs	—	—	—	—	(943.3)	—	(943.3)
Net sales	—	—	—	—	10,076.1	—	10,076.1
Operating costs	(27.5)	(26.2)	—	—	(8,612.1)	—	(8,665.8)
Operating profit/(loss)	(27.5)	(26.2)	—	—	1,464.0	—	1,410.3
Share of results of subsidiaries	1,058.2	1,203.3	(2.4)	—	—	(2,259.1)	—
Share of results of associates	—	—	—	—	68.1	—	68.1
Profit/(loss) before interest and taxation	1,030.7	1,177.1	(2.4)	—	1,532.1	(2,259.1)	1,478.4
Finance income	13.0	32.4	45.4	47.5	94.3	(168.3)	64.3
Finance costs	(117.2)	(155.8)	(55.6)	(49.9)	(57.7)	168.3	(267.9)
Revaluation of financial instruments	10.0	3.2	—	—	7.8	—	21.0
Profit/(loss) before taxation	936.5	1,056.9	(12.6)	(2.4)	1,576.5	(2,259.1)	1,295.8
Taxation	—	1.3	—	—	(285.0)	—	(283.7)
Profit/(loss) for the year	936.5	1.058.2	(12.6)	(2.4)	1,291.5	(2,259.1)	1,012.1

Attributable to:
Equity holders of the parent	936.5	1,058.2	(12.6)	(2.4)	1,215.9	(2,259.1)	936.5
Non-controlling interests	—	—	—	—	75.6	—	75.6
	936.5	1,058.2	(12.6)	(2.4)	1,291.5	(2,259.1)	1,012.1

Note

[1]	Includes: WPP Jubilee Limited and WPP 2005 Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013 (continued)

Condensed consolidating statement of comprehensive income

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the period	364.8	383.0	(12.3)	(8.0)	388.7	(720.0)	396.2
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(306.3)	(302.0)	5.8	0.4	(288.8)	575.9	(315.0)
Gain on revaluation of available for sale investments	46.1	46.1	—	—	46.1	(92.2)	46.1
	(260.2)	(255.9)	5.8	0.4	(242.7)	483.7	(268.9)
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain on defined benefit pension plans	—	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Other comprehensive (loss)/income relating to the period	(260.2)	(255.9)	5.8	0.4	(242.7)	483.7	(268.9)
Total comprehensive income/(loss) relating to the period	104.6	127.1	(6.5)	(7.6)	146.0	(236.3)	127.3

Attributable to:
Equity holders of the parent	104.6	127.1	(6.5)	(7.6)	123.3	(236.3)	104.6
Non-controlling interests	—	—	—	—	22.7	—	22.7
	104.6	127.1	(6.5)	(7.6)	146.0	(236.3)	127.3

Note

[1]	Includes: WPP Jubilee Limited and WPP 2005 Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013 (continued)

Condensed consolidating statement of comprehensive income (continued)

For the six months ended 30 June 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the period	280.9	350.1	(5.2)	—	650.0	(960.4)	315.4
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	292.5	292.5	(11.5)	(0.3)	307.6	(583.9)	296.9
Gain on revaluation of available for sale investments	5.5	5.5	—	—	5.5	(11.0)	5.5
	298.0	298.0	(11.5)	(0.3)	313.1	(594.9)	302.4
Items that will not be reclassified subsequently to profit or loss:
Actuarial loss on defined benefit pension plans	—	—	—	—	—	—	—
Deferred tax on defined benefit pension plans	—	—	—	—	—	—	—
	—	—	—	—	—	—	—
Other comprehensive income/(loss) relating to the period	298.0	298.0	(11.5)	(0.3)	313.1	(594.9)	302.4
Total comprehensive income/(loss) relating to the period	578.9	648.1	(16.7)	(0.3)	963.1	(1,555.3)	617.8

Attributable to:
Equity holders of the parent	578.9	648.1	(16.7)	(0.3)	924.2	(1,555.3)	578.9
Non-controlling interests	—	—	—	—	38.9	—	38.9
	578.9	648.1	(16.7)	(0.3)	963.1	(1,555.3)	617.8

Note

[1]	Includes: WPP Jubilee Limited and WPP 2005 Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013 (continued)

Condensed consolidating statement of comprehensive income (continued)

For the year ended 31 December 31 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Profit/(loss) for the year	936.5	1,058.2	(12.6)	(2.4)	1,291.5	(2,259.1)	1,012.1
Items that may be reclassified subsequently to profit or loss:
Exchange adjustments on foreign currency net investments	(356.5)	(360.9)	4.0	0.2	(376.6)	717.2	(372.6)
Gain on revaluation of available for sale investments	72.0	72.0	—	—	72.0	(144.0)	72.0
	(284.5)	(288.9)	4.0	0.2	(304.6)	573.2	(300.6)
Items that will not be reclassified subsequently to profit or loss:
Actuarial gain on defined benefit pension plans	76.2	76.2	—	—	76.2	(152.4)	76.2
Deferred tax on defined benefit pension plans	(1.2)	(1.2)	—	—	(1.2)	2.4	(1.2)
	75.0	75.0	—	—	75.0	(150.0)	75.0
Other comprehensive (loss)/income for the year	(209.5)	(213.9)	4.0	0.2	(229.6)	423.2	(225.6)
Total comprehensive income/(loss) for the year	727.0	844.3	(8.6)	(2.2)	1,061.9	(1,835.9)	786.5

Attributable to:
Equity holders of the parent	727.0	844.3	(8.6)	(2.2)	1,002.4	(1,835.9)	727.0
Non-controlling interests	—	—	—	—	59.5	—	59.5
	727.0	844.3	(8.6)	(2.2)	1,061.9	(1,835.9)	786.5

Note

[1]	Includes: WPP Jubilee Limited and WPP 2005 Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013 (continued)

Condensed consolidating cash flow statement information

For the six months ended 30 June 2014, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Net cash (outflow)/inflow from operating activities	(68.6)	250.2	(6.1)	(18.8)	(174.0)	—	(17.3)
Investing activities
Acquisitions and disposals	—	(0.2)	—	—	(219.5)	—	(219.7)
Purchase of property, plant and equipment	—	(1.0)	—	—	(79.1)	—	(80.1)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	—	(15.3)	—	(15.3)
Proceeds on disposal of property, plant and equipment	—	—	—	—	1.1	—	1.1
Net cash outflow from investing activities	—	(1.2)	—	—	(312.8)	—	(314.0)
Financing activities
Share option proceeds	6.8	—	—	—	—	—	6.8
Cash consideration for non-controlling interests	—	—	—	—	(1.8)	—	(1.8)
Share repurchases and buybacks	(316.2)	—	—	—	(74.0)	—	(390.2)
Net (decrease)/increase in borrowings	—	(18.3)	(217.0)	—	201.5	—	(33.8)
Financing and share issue costs	—	—	—	(0.2)	—	—	(0.2)
Equity dividends paid	—	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(21.7)	—	(21.7)
Net cash (outflow)/inflow from financing activities	(309.4)	(18.3)	(217.0)	(0.2)	104.0	—	(440.9)
Net (decrease)/increase in cash and cash equivalents	(378.0)	230.7	(223.1)	(19.0)	(382.8)	—	(772.2)
Translation differences	19.3	(3.6)	0.9	(9.1)	(93.8)	—	(86.3)
Cash and cash equivalents at beginning of period	(1,518.8)	(1,591.4)	18.3	286.9	4,688.2	—	1,883.2
Cash and cash equivalents at end of period	(1,877.5)	(1,364.3)	(203.9)	258.8	4,211.6	—	1,024.7

Note

[1]	Includes: WPP Jubilee Limited and WPP 2005 Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013 (continued)

Condensed consolidating cash flow statement information (continued)

For the six months ended 30 June 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	—	578.3	28.6	(0.7)	(431.0)	—	175.2
Investing activities
Acquisitions and disposals	—	—	—	—	(93.8)	—	(93.8)
Purchase of property, plant and equipment	—	(1.5)	—	—	(126.9)	—	(128.4)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	—	(22.2)	—	(22.2)
Proceeds on disposal of property, plant and equipment	—	—	—	—	3.5	—	3.5
Net cash outflow from investing activities	—	(1.5)	—	—	(239.4)	—	(240.9)
Financing activities
Share option proceeds	—	—	—	—	16.7	—	16.7
Cash consideration for non-controlling interests	—	—	—	—	(4.7)	—	(4.7)
Share repurchases and buybacks	—	—	—	—	(133.1)	—	(133.1)
Net increase/(decrease) in borrowings	—	—	—	—	—	—	—
Financing and share issue costs	—	—	—	—	(1.2)	—	(1.2)
Equity dividends paid	—	—	—	—	—	—	—
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(24.4)	—	(24.4)
Net cash outflow from financing activities	—	—	—	—	(146.7)	—	(146.7)
Net (decrease)/increase in cash and cash equivalents	—	576.8	28.6	(0.7)	(817.1)	—	(212.4)
Translation differences	—	42.2	(0.3)	(0.3)	70.1	—	111.7
Cash and cash equivalents at beginning of period	—	(2,114.4)	(3.6)	(5.0)	3,482.3	—	1,359.3
Cash and cash equivalents at end of period	—	(1,495.4)	24.7	(6.0)	2,735.3	—	1,258.6

Note

[1]	Includes: WPP Jubilee Limited and WPP 2005 Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013 (continued)

Condensed consolidating cash flow statement information (continued)

For the year ended 31 December 2013, £m

	WPP plc	Subsidiary Guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications / Eliminations	Consolidated WPP plc
Net cash inflow/(outflow) from operating activities	(896.3)	521.3	21.7	1.0	1,726.5	—	1,374.2
Investing activities
Acquisitions and disposals	—	—	—	—	(201.4)	—	(201.4)
Purchase of property, plant and equipment	—	(4.1)	—	—	(236.6)	—	(240.7)
Purchase of other intangible assets (including capitalised computer software)	—	—	—	—	(43.8)	—	(43.8)
Proceeds on disposal of property, plant and equipment	—	—	—	—	7.3	—	7.3
Net cash outflow from investing activities	—	(4.1)	—	—	(474.5)	—	(478.6)
Financing activities
Share option proceeds	17.3	—	—	—	25.1	—	42.4
Cash consideration for non-controlling interests	—	—	—	—	(19.6)	—	(19.6)
Share repurchases and buybacks	—	—	—	—	(197.0)	—	(197.0)
Net increase/(decrease) in borrowings	(502.2)	—	—	314.2	624.8	—	436.8
Financing and share issue costs	—	—	—	(10.8)	(8.3)	—	(19.1)
Equity dividends paid	(139.3)	—	—	—	(258.0)	—	(397.3)
Dividends paid to non-controlling interests in subsidiary undertakings	—	—	—	—	(53.2)	—	(53.2)
Net cash (outflow)/inflow from financing activities	(624.2)	—	—	303.4	113.8	—	(207.0)
Net increase/(decrease) in cash and cash equivalents	(1,520.5)	517.2	21.7	304.4	1,365.8	—	688.6
Translation differences	1.7	5.8	0.2	(12.5)	(159.9)	—	(164.7)
Cash and cash equivalents at beginning of year	—	(2,114.4)	(3.6)	(5.0)	3,482.3	—	1,359.3
Cash and cash equivalents at end of year	(1,518.8)	(1,591.4)	18.3	286.9	4,688.2	—	1,883.2

Note

[1]	Includes: WPP Jubilee Limited and WPP 2005 Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013 (continued)

Condensed consolidating balance sheet information

At 30 June 2014, £m

	WPP plc	Subsidiary guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,465.7	—	9,465.7
Other	—	—	—	—	1,662.6	—	1,662.6
Property, plant and equipment	—	12.3	—	—	730.4	—	742.7
Investment in subsidiaries	8,755.0	13,958.9	—	—	—	(22,713.9)	—
Interests in associates and joint ventures	—	—	—	—	755.0	—	755.0
Other investments	—	—	—	—	331.2	—	331.2
Deferred tax assets	—	—	—	—	109.7	—	109.7
Trade and other receivables	23.0	—	—	—	109.4	—	132.4
Intercompany receivables	—	20.0	—	933.2	1,319.8	(2,273.0)	—
	8,778.0	13,991.2	—	933.2	14,483.8	(24,986.9)	13,199.3
Current assets
Inventory and work in progress	—	—	—	—	324.9	—	324.9
Corporate income tax recoverable	—	—	—	—	137.9	—	137.9
Trade and other receivables	0.4	223.0	0.1	0.1	9,099.0	—	9,322.6
Intercompany receivables	1,603.8	590.1	581.7	19.9	703.3	(3,498.8)	—
Cash and short-term deposits	—	2,164.6	—	258.8	4,394.9	(5,610.3)	1,208.0
	1,604.2	2,977.7	581.8	278.8	14,660.0	(9,109.1)	10,993.4
Current liabilities
Trade and other payables	(91.6)	(28.7)	(8.3)	(10.8)	(10,353.9)	—	(10,493.3)
Intercompany payables	(146.5)	(2,585.9)	(5.2)	—	(761.2)	3,498.8	—
Corporate income tax payable	—	—	—	—	(55.7)	—	(55.7)
Bank overdrafts and loans	(1,877.5)	(3,528.9)	(554.6)	—	(601.8)	5,610.3	(952.5)
	(2,115.6)	(6,143.5)	(568.1)	(10.8)	(11,772.6)	9,109.1	(11,501.5)
Net current (liabilities)/assets	(511.4)	(3,165.8)	13.7	268.0	2,887.4	—	(508.1)
Total assets less current liabilities	8,266.6	10,825.4	13.7	1,201.2	17,371.2	(24,986.9)	12,691.2

Non-current liabilities
Bonds and bank loans	(1,020.1)	—	—	(1,214.5)	(978.1)	—	(3,212.7)
Trade and other payables	—	—	(13.3)	—	(511.3)	13.3	(511.3)
Intercompany payables	—	(2,070.4)	(182.7)	—	(19.9)	2,273.0	—
Corporate income tax payable	—	—	—	—	(389.9)	—	(389.9)
Deferred tax liabilities	—	—	—	—	(643.8)	—	(643.8)
Provisions for post-employment benefits	—	—	—	—	(238.9)	—	(238.9)
Provisions for liabilities and charges	—	—	—	—	(147.5)	—	(147.5)
	(1,020.1)	(2,070.4)	(196.0)	(1,214.5)	(2,929.4)	2,286.3	(5,144.1)
Net assets/(liabilities)	7,246.5	8,755.0	(182.3)	(13.3)	14,441.8	(22,700.6)	7,547.1

Attributable to:
Equity share owners’ funds	7,246.5	8,755.0	(182.3)	(13.3)	14,141.2	(22,700.6)	7,246.5
Non-controlling interests	—	—	—	—	300.6	—	300.6
Total equity	7,246.5	8,755.0	(182.3)	(13.3)	14,441.8	(22,700.6)	7,547.1

Note

[1]	Includes: WPP Jubilee Limited and WPP 2005 Limited.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013 (continued)

Condensed consolidating balance sheet information (continued)

At 30 June 2013, £m

	WPP plc	Subsidiary guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,938.2	—	9,938.2
Other	—	—	—	—	1,843.9	—	1,843.9
Property, plant and equipment	—	12.0	—	—	809.0	—	821.0
Investment in subsidiaries	8,479.2	13,791.0	—	—	—	(22,270.2)	—
Interests in associates and joint ventures	—	—	—	—	886.6	—	886.6
Other investments	—	—	—	—	209.8	—	209.8
Deferred tax assets	—	—	—	—	91.3	—	91.3
Trade and other receivables	49.1	—	—	—	161.8	—	210.9
Intercompany receivables[2]	—	21.4	637.9	1,051.0	1,319.8	(3,030.1)	—
	8,528.3	13,824.4	637.9	1,051.0	15,260.4	(25,300.3)	14,001.7
Current assets
Inventory and work in progress	—	—	—	—	336.9	—	336.9
Corporate income tax recoverable	—	—	—	—	128.8	—	128.8
Trade and other receivables	34.3	123.8	0.5	—	9,336.5	—	9,495.1
Intercompany receivables[2]	1,697.5	592.2	10.0	9.9	1,033.8	(3,343.4)	—
Cash and short-term deposits	—	1,745.9	24.7	—	2,902.0	(3,247.3)	1,425.3
	1,731.8	2,461.9	35.2	9.9	13,738.0	(6,590.7)	11,386.1
Current liabilities
Trade and other payables	(57.5)	(26.3)	(9.8)	(9.8)	(10,897.6)	—	(11,001.0)
Intercompany payables[2]	(789.1)	(1,703.3)	(1.1)	—	(849.9)	3,343.4	—
Corporate income tax payable	—	—	—	—	(64.4)	—	(64.4)
Bank overdrafts and loans	(576.8)	(3,248.4)	(242.9)	(6.0)	(167.4)	3,247.3	(994.2)
	(1,423.4)	(4,978.0)	(253.8)	(15.8)	(11,979.3)	6,590.7	(12,059.6)
Net current (liabilities)/assets	308.4	(2,516.1)	(218.6)	(5.9)	1,758.7	—	(673.5)
Total assets less current liabilities	8,836.7	11,308.3	419.3	1,045.1	17,019.1	(25,300.3)	13,328.2

Non-current liabilities
Bonds and bank loans	(1,072.3)	—	(393.7)	(1,049.0)	(633.2)	—	(3,148.2)
Trade and other payables	(20.9)	(26.1)	(3.9)	—	(506.5)	3.9	(553.5)
Intercompany payables[2]	—	(2,803.0)	(205.7)	—	(21.4)	3,030.1	—
Corporate income tax payable	—	—	—	—	(402.3)	—	(402.3)
Deferred tax liabilities	—	—	—	—	(709.3)	—	(709.3)
Provisions for post-employment benefits	—	—	—	—	(354.1)	—	(354.1)
Provisions for liabilities and charges	—	—	—	—	(151.0)	—	(151.0)
	(1,093.2)	(2,829.1)	(603.3)	(1,049.0)	(2,777.8)	3,034.0	(5,318.4)
Net assets/(liabilities)	7,743.5	8,479.2	(184.0)	(3.9)	14,241.3	(22,266.3)	8,009.8

Attributable to:
Equity share owners’ funds	7,743.5	8,479.2	(184.0)	(3.9)	13,975.0	(22,266.3)	7,743.5
Non-controlling interests	—	—	—	—	266.3	—	266.3
Total equity	7,743.5	8,479.2	(184.0)	(3.9)	14,241.3	(22,266.3)	8,009.8

Note

[1]	Includes: WPP Jubilee Limited and WPP 2005 Limited.
[2]	Figures have been represented to conform to the current year presentation.

Notes to the unaudited condensed consolidated interim financial statements (continued)

23.	Condensed consolidating financial information for bond issued in 2013 (continued)

Condensed consolidating balance sheet information (continued)

At 31 December 2013, £m

	WPP plc	Subsidiary guarantors[1]	WPP Finance (UK)	WPP Finance 2010	Other Subsidiaries	Reclassifications/ Eliminations	Consolidated WPP plc
Non-current assets
Intangible assets:
Goodwill	—	—	—	—	9,472.8	—	9,472.8
Other	—	—	—	—	1,667.8	—	1,667.8
Property, plant and equipment	—	13.0	—	—	760.3	—	773.3
Investment in subsidiaries	8,687.6	13,890.0	—	—	—	(22,577.6)	—
Interests in associates and joint ventures	—	—	—	—	792.8	—	792.8
Other investments	—	—	—	—	270.6	—	270.6
Deferred tax assets	—	—	—	—	119.4	—	119.4
Trade and other receivables	32.7	—	—	—	125.8	—	158.5
Intercompany receivables	—	20.8	—	963.5	1,319.8	(2,304.1)	—
	8,720.3	13,923.8	—	963.5	14,529.3	(24,881.7)	13,255.2
Current assets
Inventory and work in progress	—	—	—	—	304.5	—	304.5
Corporate income tax recoverable	—	—	—	—	136.0	—	136.0
Trade and other receivables	8.7	190.7	0.2	0.1	8,888.4	—	9,088.1
Intercompany receivables	1,610.6	581.6	593.8	8.5	331.9	(3,126.4)	—
Cash and short-term deposits	—	1,696.9	18.3	286.9	5,023.3	(4,803.8)	2,221.6
	1,619.3	2,469.2	612.3	295.5	14,684.1	(7,930.2)	11,750.2
Current liabilities
Trade and other payables	(66.4)	(70.5)	(9.0)	(11.3)	(10,553.5)	—	(10,710.7)
Intercompany payables	(119.6)	(2,251.8)	(0.8)	(0.2)	(754.0)	3,126.4	—
Corporate income tax payable	—	—	—	—	(120.1)	—	(120.1)
Bank overdrafts and loans	(1,518.8)	(3,288.3)	(584.0)	—	(354.1)	4,803.8	(941.4)
	(1,704.8)	(5,610.6)	(593.8)	(11.5)	(11,781.7)	7,930.2	(11,772.2)
Net current (liabilities)/assets	(85.5)	(3,141.4)	18.5	284.0	2,902.4	—	(22.0)
Total assets less current liabilities	8,634.8	10,782.4	18.5	1,247.5	17,431.7	(24,881.7)	13,233.2

Non-current liabilities
Bonds and bank loans	(1,048.0)	—	—	(1,253.2)	(1,219.4)	—	(3,520.6)
Trade and other payables	—	—	(5.7)	—	(457.6)	5.7	(457.6)
Intercompany payables	—	(2,094.8)	(188.5)	—	(20.8)	2,304.1	—
Corporate income tax payable	—	—	—	—	(362.6)	—	(362.6)
Deferred tax liabilities	—	—	—	—	(650.7)	—	(650.7)
Provisions for post-employment benefits	—	—	—	—	(247.5)	—	(247.5)
Provisions for liabilities and charges	—	—	—	—	(147.7)	—	(147.7)
	(1,048.0)	(2,094.8)	(194.2)	(1,253.2)	(3,106.3)	2,309.8	(5,386.7)
Net assets/(liabilities)	7,586.8	8,687.6	(175.7)	(5.7)	14,325.4	(22,571.9)	7,846.5

Attributable to:
Equity share owners’ funds	7,586.8	8,687.6	(175.7)	(5.7)	14,065.7	(22,571.9)	7,586.8
Non-controlling interests	—	—	—	—	259.7	—	259.7
Total equity	7,586.8	8,687.6	(175.7)	(5.7)	14,325.4	(22,571.9)	7,846.5

Note

[1]	Includes: WPP Jubilee Limited and WPP 2005 Limited.